UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 31, 2007

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Initial Depositor

(Exact name of Registrant as specified in its charter)

Internet Infrastructure HOLDRS (SM) Trust

[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15705 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)

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250 Vesey Street

New York, New York 10281

(Address of principal executive offices and zip code)

(212) 449-1000

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Effective March 16, 2007, as a result of the merger of Vitria Technology (NASDAQ Ticker: “VITR”), an underlying constituent of the Internet Infrastructure HOLDRS Trust, and Innovation Tech Grp., Vitria Technology is no longer an underlying constituent of the Internet Infrastructure HOLDRS Trust. For each share of Vitria Technology held, shareholders received $2.75 in cash. For the 1 share of Vitria Technology per 100 shares round lot of Internet Infrastructure HOLDRS, The Bank of New York received $2.75 in cash. The Bank of New York distributed the case at a rate of $0.0075 per depositary share of Internet Infrastructure HOLDRS on March 20, 2007. The record date for such distribution was March 16, 2007.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Internet Infrastructure HOLDRS Trust Prospectus Supplement dated March 31, 2007 to Prospectus dated February 17, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: May 14, 2007	By:	/s/ Satyanarayan R. Chada
		Name:	Satyanarayan R. Chada
		Title:	Managing Director

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EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Internet Infrastructure HOLDRS Trust Prospectus Supplement dated March 31, 2007 to Prospectus dated February 17, 2006.

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